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FOR IMMEDIATE RELEASE
---------------------

FOR ADDITIONAL INFORMATION,
CONTACT:                                          John T. Neer
                                                  President and CEO
                                                  MBLA Financial Corporation
                                                  Telephone (660) 385-2122


                          MBLA FINANCIAL CORPORATION
                             ANNOUNCES PAYMENT OF
                                CASH DIVIDEND

      MACON, MISSOURI, JUNE 24, 1999 -- The Board of Directors of MBLA Financial Corporation, Inc. today announced a semi-annual cash dividend for the period ending June 30, 1999, of $ .30(cent) (thirty cents) per share to stockholders of record on June 25, 1999. Payment of the cash dividend will be made on July 8, 1999.

      The Common Stock of MBLA Financial Corporation, Inc. is listed on the NASDAQ National Market under the symbol "MBLF".

      MBLA Financial Corporation, Inc. acquired all of the outstanding capital stock of Macon Building and Loan Association upon its conversion from a federally chartered mutual savings and loan association. Macon Building and Loan Association, F.A. is headquartered in Macon, Missouri with a branch office in Moberly.